EXHIBIT 99.1

Operating Report

In The United States Bankruptcy Court

for the Northern District of Illinois

Eastern Division

Case Name: Universal Access Global Holdings Inc et al	Case No: 04 B 28747

Summary of Cash Receipts and Cash Disbursements

For the period September 1, 2004 - September 30, 2004

Beginning Balances:
Unrestricted accounts		9,119,514
Restricted accounts		582,334
Beginning balance in all accounts			9,701,848

Receipts:

1	Receipts from operations	3,219,844
2	Other receipts	81,527

Total receipts			3,301,371

Disbursements:

3 Net payroll:
a	Officers	45,088
b	Others	364,318
		—
4 Taxes:		—
a	Federal Income Tax Withholdings	91,365
b	FICA withholdings	32,244
c	Employer’s FICA	32,244
d	Federal Unemployment Taxes	13
e	State Unemployment Taxes	278
f	State Income Tax Withholdings	21,189
		—
5 Necessary expenses:		—
a	Carriers	2,845,718
b	Rent	424,387
c	Commissions	31,156
d	Computer Expenses	27,239
e	Utility Expenses	8,835
f	Employee Benefits	42,324
g	Travel and Entertainment	6,637
h	Reorganization Consulting fees	102,349
i	Reorganization Legal fees	—
j	Regulatory, Taxes and Insurance	158,703
k	Other contractors	39,229
l	Other expenses	157,211

Total Operating Cash Disbursements		4,430,527

Total Restricted Cash Disbursements/ Letter of Credit Draw		115,860

Total Disbursements			4,546,387

Net receipts and (disbursements)			(1,245,016)

Ending balances:
	Unrestricted accounts	7,990,358
	Restricted accounts	466,474
Ending balance in all accounts			8,456,832

	Note:
	Global Holdings had disbursements of $37,573
	Tri-Quad had disbursements of $55,626

Operating Report

In The United States Bankruptcy Court

for the Northern District of Illinois

Eastern Division

Case Name: Universal Access Global Holdings Inc et al	Case No: 04 B 28747

For the period September 1, 2004 - September 30, 2004

Statement of Inventory

Beginning inventory	N/A
Add: purchases	N/A
Less: goods sold	N/A
Ending inventory	N/A

Payroll Information Statement

Gross payroll for the period	585,360
Payroll taxes due but unpaid	0

Status of Payments to Secured Creditors and Lessors

Name of Creditor/Lessor	Date regular payment is due	Amount of regular payment	Number of payments delinquent	Amount of payments delinquent
Tower Leasing Inc. (Headquarters)	8/1/2004	150,990	1	150,990
Other Rents	8/1/2004	291,443	23	291,443

Operating Report

In The United States Bankruptcy Court

for the Northern District of Illinois

Eastern Division

Case Name: Universal Access Global Holdings Inc et al	Case No: 04 B 28747

For the period September 1, 2004 - September 30, 2004

Statement of Aged Receivables

Accounts Receivable (from 9/1/04 through 9/30/04):

Beginning of month balance	3,671,642
Add: sales on account	4,592,407
Less: collections	(3,186,046)
Adjustments	(5,837)
End of month balance	5,072,166

	0-30 days	31-60 days	61-90 days	> 90 days	Total
Balance due	1,763,344	2,189,679	697,299	421,844	5,072,166

Statement of Accounts Payable (Post-Petition)

Accounts Payable:

Beginning of month balance	570,221
Add: credit extended	3,739,602
Less: payments on account	(3,668,893)
Adjustments	—
End of month balance	640,930

	0-30 days	31-60 days	61-90 days	> 90 days	Total
Balance due	198,498	442,432	—	—	640,930

Operating Report

In The United States Bankruptcy Court

for the Northern District of Illinois

Eastern Division

Case Name: Universal Access Global Holdings Inc et al	Case No: 04 B 28747

For the period September 1, 2004 - September 30, 2004

Tax Questionnaire

	Yes	No
Federal Income Taxes	☒
FICA withholdings	☒
Employee’s withholdings	☒
Employer’s withholdings	☒
Emploer’s FICA	☒
Federal Unemployment Taxes	☒
State Income Taxes	☒
State Employee withholdings	☒